The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2022 Results

Cincinnati, October 31, 2022 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2022 net loss of $418 million, or $2.64 per share, compared with net income of $153 million, or 94 cents per share, in the third quarter of 2021, after recognizing a $557 million third-quarter 2022 after-tax reduction in the fair value of equity securities still held.
•$95 million or 45% decrease in non-GAAP operating income* to $114 million, or 73 cents per share, compared with $209 million, or $1.28 per share, in the third quarter of last year.
•$571 million decrease in third-quarter 2022 net income, compared with third-quarter 2021, reflecting the after-tax net effect of a $476 million decrease in net investment gains and a $114 million decrease in after-tax property casualty underwriting income.
•$60.01 book value per share at September 30, 2022, down $21.71 since year-end.
•Negative 24.0% value creation ratio for the first nine months of 2022, compared with positive 12.4% for the same period of 2021.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenue Data
Earned premiums	$1,882	$1,669	13	$5,345	$4,806	11
Investment income, net of expenses	193	179	8	573	528	9
Total revenues	1,408	1,785	(21)	3,443	6,307	(45)
Income Statement Data
Net income (loss)	$(418)	$153	nm	$(1,499)	$1,476	nm
Investment gains and losses, after-tax	(532)	(56)	nm	(1,970)	753	nm
Non-GAAP operating income*	$114	$209	(45)	$471	$723	(35)
Per Share Data (diluted)
Net income (loss)	$(2.64)	$0.94	nm	$(9.41)	$9.07	nm
Investment gains and losses, after-tax	(3.37)	(0.34)	nm	(12.37)	4.63	nm
Non-GAAP operating income*	$0.73	$1.28	(43)	$2.96	$4.44	(33)

Book value				$60.01	$73.49	(18)
Cash dividend declared	$0.69	$0.63	10	$2.07	$1.89	10
Diluted weighted average shares outstanding	158.0	162.9	(3)	159.3	162.8	(2)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q22 Release 1

Insurance Operations Highlights
•103.9% third-quarter 2022 property casualty combined ratio, up from 92.6% for the third quarter of 2021.
•14% growth in third-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$264 million third-quarter 2022 property casualty new business written premiums, up 15%. Agencies appointed since the beginning of 2021 contributed $19 million or 7% of total new business written premiums.
•$21 million third-quarter 2022 life insurance subsidiary net income, up $10 million from the third quarter of 2021, and 4% growth in third-quarter 2022 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•8% or $14 million increase in third-quarter 2022 pretax investment income, including an 8% increase for stock portfolio dividends and a 7% increase for bond interest income.
•Three-month decrease of 4% in fair value of total investments at September 30, 2022, including a 2% decrease for the bond portfolio and a 7% decrease for the stock portfolio.
•$3.836 billion parent company cash and marketable securities at September 30, 2022, down 24% from year-end 2021.

Investments Lead Profits
Steven J. Johnston, chairman and chief executive officer, commented: “Investment income in the third quarter of 2022 continued to contribute to a positive operating profit. Steady cash flow from 10 consecutive years of underwriting profit helps fuel our investment approach, allowing us to continually invest new money in both the equity and fixed-maturity securities markets.
“As previously announced, losses from Hurricane Ian pushed our third-quarter combined ratio to 103.9%. Confident in our balance sheet, we were able to focus on what was important: outstanding claims service. I applaud the efforts of our associates who worked quickly to comfort those who had experienced loss and get them moving toward recovery.
“Our property casualty insurance business remains profitable for the year so far, recording a 99.2% combined ratio through the end of September, within our long-term goal of a 95% to 100% combined ratio.
“For both the third quarter and first nine months of the year, our combined ratios before catastrophes rose compared to 2021’s excellent results. These ratios, which filter out much of the effects of severe weather, continue to include increased uncertainty of estimated ultimate losses, due in part to elevated paid losses reflecting economic or other forms of inflation.”
Tackling Inflation in Insurance
“Our sophisticated pricing models give us a robust view of the many factors impacting our business. We can examine these elements to clearly see the actions we need to take to address inflation.
“When considering new or renewal business, our underwriters are focused on risk selection and pricing discipline. Our continued strong net written premium growth of 14% on both a quarterly and nine-month basis reflects our management of both exposure growth and net rate increases that factor in expected inflation effects. Premium growth also benefits from 162 new agency appointments so far this year and our efforts to gain a larger share of each agency’s business.

“In this inflationary environment, we must keep up with increases in the costs of building materials when pricing property coverage. For our homeowners business, we automatically apply an inflation factor on all renewal policies to adjust exposure amounts. On commercial property policies, we use third-party data to evaluate insurance to value for each account. For the third quarter, we averaged a commercial property premium increase effect roughly double what it was a year ago.
“Looking at only the average amount of renewal price increases can mask the actual impact of segmentation and the fact that policies are priced on an account-by-account basis with some experiencing higher than average increases and some experiencing lower than average increases – based on the risk factors appropriate for that individual account. However, personal auto is one line of business where we see the need for rate increases nearly across the board. Inflation levels our industry hasn’t experienced in decades, combined with increasingly distracted drivers, continue to push both severity and frequency of claims higher.”
Confidence in the Future
“Our confidence in our ongoing ability to produce value for our shareholders far into the future is unwavering. Our talented and dedicated associates are working vigorously with the independent agents who represent us to drive our multi-pronged strategy to continue growing our insurance business profitably.”
                                             CINF 3Q22 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$1,809	$1,596	13	$5,124	$4,585	12
Fee revenues	3	3	0	8	8	0
Total revenues	1,812	1,599	13	5,132	4,593	12

Loss and loss expenses	1,348	988	36	3,544	2,741	29
Underwriting expenses	530	490	8	1,541	1,377	12
Underwriting profit (loss)	$(66)	$121	nm	$47	$475	(90)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	74.5%	61.9%	12.6	69.1%	59.8%	9.3
Underwriting expenses	29.4	30.7	(1.3)	30.1	30.0	0.1
Combined ratio	103.9%	92.6%	11.3	99.2%	89.8%	9.4

			% Change			% Change
Agency renewal written premiums	$1,390	$1,244	12	$4,269	$3,853	11
Agency new business written premiums	264	230	15	794	685	16
Other written premiums	96	64	50	550	407	35
Net written premiums	$1,750	$1,538	14	$5,613	$4,945	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	61.7%	54.7%	7.0	61.0%	56.3%	4.7
Current accident year catastrophe losses	15.2	13.6	1.6	10.9	10.7	0.2
Prior accident years before catastrophe losses	(1.1)	(7.0)	5.9	(1.4)	(6.1)	4.7
Prior accident years catastrophe losses	(1.3)	0.6	(1.9)	(1.4)	(1.1)	(0.3)
Loss and loss expense ratio	74.5%	61.9%	12.6	69.1%	59.8%	9.3

Current accident year combined ratio before catastrophe losses	91.1%	85.4%	5.7	91.1%	86.3%	4.8

•$212 million or 14% growth of third-quarter 2022 property casualty net written premiums, and nine-month growth also of 14%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total contributed 3 percentage points to property casualty growth for both the third quarter and first nine months of 2022.
•$34 million or 15% increase in third-quarter 2022 new business premiums written by agencies and a nine-month increase of 16%. The third-quarter growth included an $11 million increase in standard market property casualty production from agencies appointed since the beginning of 2021.
•162 new agency appointments in the first nine months of 2022, including 52 that market only our personal lines products.
•11.3 percentage-point third-quarter 2022 combined ratio increase that reflects elevated inflation effects including an increase of 4.2 points from higher commercial umbrella incurred loss and loss expenses.
•9.4 percentage-point nine-month 2022 combined ratio increase that reflects elevated inflation effects including an increase of 3.5 points from higher commercial umbrella incurred loss and loss expenses.
•2.4 percentage-point third-quarter 2022 benefit from favorable prior accident year reserve development of $43 million, compared with 6.4 points or $102 million for third-quarter 2021.
•2.8 percentage-point nine-month 2022 benefit from favorable prior accident year reserve development, compared with 7.2 points for the first nine months of 2021.
•4.7 percentage-point increase, to 61.0%, for the nine-month 2022 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 2.1 points in the ratio for commercial umbrella current accident year losses.
•1.3 percentage-point decrease in the third-quarter 2022 underwriting expense ratio, compared with the same period of 2021, primarily due to lower levels of profit-sharing commissions for agencies.
                                             CINF 3Q22 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$1,028	$930	11	$2,984	$2,727	9
Fee revenues	1	1	0	3	3	0
Total revenues	1,029	931	11	2,987	2,730	9

Loss and loss expenses	710	451	57	2,046	1,434	43
Underwriting expenses	308	298	3	916	839	9
Underwriting profit	$11	$182	(94)	$25	$457	(95)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	69.0%	48.5%	20.5	68.6%	52.6%	16.0
Underwriting expenses	30.0	32.1	(2.1)	30.7	30.8	(0.1)
Combined ratio	99.0%	80.6%	18.4	99.3%	83.4%	15.9

			% Change			% Change
Agency renewal written premiums	$860	$775	11	$2,764	$2,525	9
Agency new business written premiums	149	145	3	470	436	8
Other written premiums	(25)	(25)	0	(82)	(70)	(17)
Net written premiums	$984	$895	10	$3,152	$2,891	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.5%	56.1%	8.4	63.5%	57.9%	5.6
Current accident year catastrophe losses	4.9	3.9	1.0	6.8	4.8	2.0
Prior accident years before catastrophe losses	—	(10.9)	10.9	(1.1)	(8.9)	7.8
Prior accident years catastrophe losses	(0.4)	(0.6)	0.2	(0.6)	(1.2)	0.6
Loss and loss expense ratio	69.0%	48.5%	20.5	68.6%	52.6%	16.0

Current accident year combined ratio before catastrophe losses	94.5%	88.2%	6.3	94.2%	88.7%	5.5

•$89 million or 10% growth in third-quarter 2022 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Nine percent growth in nine-month net written premiums.
•$85 million or 11% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the mid-single-digit percent range.
•$4 million or 3% increase in third-quarter 2022 new business written by agencies and an 8% nine-month increase, as we continue to carefully underwrite each policy in a highly competitive market.
•18.4 percentage-point third-quarter 2022 combined ratio increase, including an increase of 1.2 points from higher catastrophe losses and an increase of 4.4 points from higher commercial umbrella current accident year losses.
•15.9 percentage-point nine-month 2022 combined ratio increase, including an increase of 2.6 points from higher catastrophe losses and an increase of 3.8 points from higher commercial umbrella current accident year losses.
•0.4 percentage-point third-quarter 2022 benefit from favorable prior accident year reserve development of $4 million, compared with 11.5 points or $107 million for third-quarter 2021.
•1.7 percentage-point nine-month 2022 benefit from favorable prior accident year reserve development, compared with 10.1 points for the first nine months of 2021.
                                             CINF 3Q22 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$431	$388	11	$1,246	$1,146	9
Fee revenues	1	1	0	3	3	0
Total revenues	432	389	11	1,249	1,149	9

Loss and loss expenses	324	281	15	878	795	10
Underwriting expenses	126	118	7	373	338	10
Underwriting profit (loss)	$(18)	$(10)	(80)	$(2)	$16	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	75.2%	72.4%	2.8	70.5%	69.3%	1.2
Underwriting expenses	29.3	30.3	(1.0)	29.9	29.5	0.4
Combined ratio	104.5%	102.7%	1.8	100.4%	98.8%	1.6

			% Change			% Change
Agency renewal written premiums	$437	$393	11	$1,208	$1,092	11
Agency new business written premiums	81	53	53	221	152	45
Other written premiums	(16)	(11)	(45)	(43)	(32)	(34)
Net written premiums	$502	$435	15	$1,386	$1,212	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.5%	53.1%	6.4	59.4%	55.2%	4.2
Current accident year catastrophe losses	17.7	20.1	(2.4)	15.6	17.2	(1.6)
Prior accident years before catastrophe losses	(0.2)	(0.7)	0.5	(1.3)	(2.7)	1.4
Prior accident years catastrophe losses	(1.8)	(0.1)	(1.7)	(3.2)	(0.4)	(2.8)
Loss and loss expense ratio	75.2%	72.4%	2.8	70.5%	69.3%	1.2

Current accident year combined ratio before catastrophe losses	88.8%	83.4%	5.4	89.3%	84.7%	4.6

•$67 million or 15% growth in third-quarter 2022 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases. Third-quarter 2022 net written premiums from our agencies’ high net worth clients grew 38%, to $249 million. Fourteen percent growth in nine-month personal lines net written premiums.
•$28 million or 53% increase in third-quarter 2022 new business premiums written by agencies, including expanded use of enhanced pricing precision tools and an increase of $3 million from excess and surplus lines homeowner policies. The high net worth portion of increases in new business written premiums was $22 million for the third quarter and $60 million for the nine-month period.
•1.8 percentage-point third-quarter 2022 combined ratio increase, including a decrease of 4.1 points from lower catastrophe losses and an increase of 6.4 points from higher current accident year loss and loss expenses that includes estimates for rising economic inflation for our personal auto and homeowner lines of business.
•1.6 percentage-point nine-month 2022 combined ratio increase, including a decrease of 4.4 points from lower catastrophe losses and an increase of 4.2 points from higher current accident year loss and loss expenses reflecting an inflationary environment.
•2.0 percentage-point third-quarter 2022 benefit from favorable prior accident year reserve development of $8 million, compared with 0.8 points or $3 million for third-quarter 2021.
•4.5 percentage-point nine-month 2022 benefit from favorable prior accident year reserve development, compared with 3.1 points for the first nine months of 2021.

                                             CINF 3Q22 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Earned premiums	$125	$105	19	$361	$289	25
Fee revenues	1	1	0	2	2	0
Total revenues	126	106	19	363	291	25

Loss and loss expenses	86	70	23	226	187	21
Underwriting expenses	31	29	7	93	79	18
Underwriting profit	$9	$7	29	$44	$25	76

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.4%	66.2%	2.2	62.4%	64.6%	(2.2)
Underwriting expenses	25.5	27.9	(2.4)	26.0	27.3	(1.3)
Combined ratio	93.9%	94.1%	(0.2)	88.4%	91.9%	(3.5)

			% Change			% Change
Agency renewal written premiums	$93	$76	22	$297	$236	26
Agency new business written premiums	34	32	6	103	97	6
Other written premiums	(6)	(4)	(50)	(20)	(15)	(33)
Net written premiums	$121	$104	16	$380	$318	19

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	74.8%	62.6%	12.2	65.4%	61.9%	3.5
Current accident year catastrophe losses	(0.4)	0.4	(0.8)	0.8	0.7	0.1
Prior accident years before catastrophe losses	(5.9)	3.3	(9.2)	(3.6)	2.1	(5.7)
Prior accident years catastrophe losses	(0.1)	(0.1)	0.0	(0.2)	(0.1)	(0.1)
Loss and loss expense ratio	68.4%	66.2%	2.2	62.4%	64.6%	(2.2)

Current accident year combined ratio before catastrophe losses	100.3%	90.5%	9.8	91.4%	89.2%	2.2

•$17 million or 16% growth in third-quarter 2022 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Nineteen percent growth in nine-month net written premiums.
•$2 million or 6% increase in third-quarter new business written by agencies, reflecting a highly competitive market particularly for larger policies.
•0.2 percentage-point third-quarter 2022 combined ratio improvement, including a decrease of 0.8 points from lower catastrophe losses and a decrease of 2.4 points from underwriting expenses offset by an increase in current accident year loss and loss expenses.
•3.5 percentage-point nine-month 2022 combined ratio improvement, including a decrease of 1.3 points from underwriting expenses and an increase in current accident year loss and loss expenses.
•6.0 percentage-point third-quarter 2022 benefit from favorable prior accident year reserve development of $7 million, compared with unfavorable development of 3.2 points or $3 million for third-quarter 2021.
•3.8 percentage-point nine-month 2022 benefit from favorable prior accident year reserve development, compared with 2.0 points of unfavorable development for the first nine months of 2021.

                                             CINF 3Q22 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Term life insurance	$55	$53	4	$165	$156	6
Whole life insurance	11	13	(15)	34	35	(3)
Universal life and other	7	7	0	22	30	(27)
Earned premiums	73	73	0	221	221	0
Investment income, net of expenses	43	42	2	127	125	2
Investment gains and losses, net	(1)	4	nm	(1)	8	nm
Fee revenues	2	1	1	4	3	33
Total revenues	117	120	(3)	351	357	(2)
Contract holders’ benefits incurred	70	84	(17)	222	249	(11)
Underwriting expenses incurred	21	21	—	63	63	0
Total benefits and expenses	91	105	(13)	285	312	(9)
Net income before income tax	26	15	73	66	45	47
Income tax provision	5	4	25	14	10	40
Net income of the life insurance subsidiary	$21	$11	91	$52	$35	49

•Less than $1 million increase in third-quarter 2022 earned premiums, including a 4% increase for term life insurance, our largest life insurance product line.
•$17 million increase in nine-month 2022 life insurance subsidiary net income, primarily from more favorable impacts from the unlocking of interest rate and other actuarial assumptions and more favorable mortality experience.
•$447 million or 32% nine-month 2022 decrease, to $945 million, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from a decrease in unrealized investment gains on fixed-maturity securities.
                                             CINF 3Q22 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Investment income, net of expenses	$193	$179	8	$573	$528	9
Investment interest credited to contract holders	(27)	(26)	(4)	(82)	(79)	(4)
Investment gains and losses, net	(674)	(70)	nm	(2,494)	954	nm
Investments profit (loss)	$(508)	$83	nm	$(2,003)	$1,403	nm

Investment income:
Interest	$129	$121	7	$376	$356	6
Dividends	66	61	8	203	179	13
Other	3	1	200	6	4	50
Less investment expenses	5	4	25	12	11	9
Investment income, pretax	193	179	8	573	528	9
Less income taxes	30	28	7	90	82	10
Total investment income, after-tax	$163	$151	8	$483	$446	8

Investment returns:
Average invested assets plus cash and cash equivalents	$23,323	$23,263		$24,081	$22,420
Average yield pretax	3.31%	3.08%		3.17%	3.14%
Average yield after-tax	2.80	2.60		2.67	2.65
Effective tax rate	15.8	15.6		15.8	15.5
Fixed-maturity returns:
Average amortized cost	$12,655	$11,931		$12,521	$11,673
Average yield pretax	4.08%	4.06%		4.00%	4.07%
Average yield after-tax	3.38	3.37		3.32	3.38
Effective tax rate	17.1	16.9		17.1	16.8

•$14 million or 8% rise in third-quarter 2022 pretax investment income, including an 8% increase in equity portfolio dividends and a 7% increase in interest income from fixed-maturity securities.
•$1.188 billion third-quarter 2022 decrease in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Investment gains and losses on equity securities sold, net	$16	$(1)	$34	$6
Unrealized gains and losses on equity securities still held, net	(705)	(104)	(2,568)	869
Investment gains and losses on fixed-maturity securities, net	—	8	3	20
Other	15	27	37	59
Subtotal - investment gains and losses reported in net income	(674)	(70)	(2,494)	954
Change in unrealized investment gains and losses - fixed maturities	(514)	(88)	(1,870)	(152)
Total	$(1,188)	$(158)	$(4,364)	$802

                                             CINF 3Q22 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2022	2021
Total investments	$20,988	$24,666
Total assets	28,199	31,387
Short-term debt	44	54
Long-term debt	789	789
Shareholders’ equity	9,431	13,105
Book value per share	60.01	81.72
Debt-to-total-capital ratio	8.1%	6.0%

•$22.071 billion in consolidated cash and total investments at September 30, 2022, a decrease of 14% from $25.805 billion at year-end 2021.
•$11.734 billion bond portfolio at September 30, 2022, with an average rating of A3/A. Fair value decreased $199 million during the third quarter of 2022, including $294 million in net purchases of fixed-maturity securities.
•$8.840 billion equity portfolio was 42.1% of total investments, including $4.548 billion in appreciated value before taxes at September 30, 2022. Third-quarter 2022 decrease in fair value of $670 million, including $7 million in net purchases of equity securities.
•$6.29 third-quarter 2022 decrease in book value per share, including an addition of $0.73 from net income before investment gains that was offset by $6.04 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, $0.29 for other items and $0.69 from dividends declared to shareholders.
•Value creation ratio of negative 24.0% for the first nine months of 2022, including positive 3.7% from net income before investment gains, which includes underwriting and investment income, and negative 27.1% from investment portfolio net investment losses and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q22 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2021 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit our ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events, such as Russia’s invasion of Ukraine, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
                                             CINF 3Q22 Release 10

•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
                                             CINF 3Q22 Release 11

•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 3Q22 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2022	2021
Assets
Investments			$20,988	$24,666
Cash and cash equivalents			1,083	1,139
Premiums receivable			2,403	2,053
Reinsurance recoverable			561	570
Deferred policy acquisition costs			1,036	905
Other assets			2,128	2,054
Total assets			$28,199	$31,387

Liabilities
Insurance reserves			$11,166	$10,319
Unearned premiums			3,798	3,271
Deferred income tax			780	1,744
Long-term debt and lease obligations			843	843
Other liabilities			2,181	2,105
Total liabilities			18,768	18,282

Shareholders’ Equity
Common stock and paid-in capital			1,776	1,753
Retained earnings			10,797	12,625
Accumulated other comprehensive income			(828)	648
Treasury stock			(2,314)	(1,921)
Total shareholders' equity			9,431	13,105
Total liabilities and shareholders' equity			$28,199	$31,387

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues
Earned premiums	$1,882	$1,669	$5,345	$4,806
Investment income, net of expenses	193	179	573	528
Investment gains and losses, net	(674)	(70)	(2,494)	954
Other revenues	7	7	19	19
Total revenues	1,408	1,785	3,443	6,307

Benefits and Expenses
Insurance losses and contract holders' benefits	1,418	1,072	3,766	2,990
Underwriting, acquisition and insurance expenses	551	511	1,604	1,440
Interest expense	14	13	40	39
Other operating expenses	4	5	13	14
Total benefits and expenses	1,987	1,601	5,423	4,483

Income (Loss) Before Income Taxes	(579)	184	(1,980)	1,824

Provision (Benefit) for Income Taxes	(161)	31	(481)	348

Net Income (Loss)	$(418)	$153	$(1,499)	$1,476

Per Common Share:
Net income (loss)—basic	$(2.64)	$0.95	$(9.41)	$9.16
Net income (loss)—diluted	(2.64)	0.94	(9.41)	9.07

                                             CINF 3Q22 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q22 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(418)	$153	$(1,499)	$1,476
Less:
Investment gains and losses, net	(674)	(70)	(2,494)	954
Income tax on investment gains and losses	142	14	524	(201)
Investment gains and losses, after-tax	(532)	(56)	(1,970)	753
Non-GAAP operating income	$114	$209	$471	$723

Diluted per share data:
Net income (loss)	$(2.64)	$0.94	$(9.41)	$9.07
Less:
Investment gains and losses, net	(4.26)	(0.43)	(15.65)	5.86
Income tax on investment gains and losses	0.89	0.09	3.28	(1.23)
Investment gains and losses, after-tax	(3.37)	(0.34)	(12.37)	4.63
Non-GAAP operating income	$0.73	$1.28	$2.96	$4.44

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income of the life insurance subsidiary	$21	$11	$52	$35
Investment gains and losses, net	(1)	4	(1)	8
Income tax on investment gains and losses	—	1	—	2
Non-GAAP operating income	22	8	53	29

Investment income, net of expenses	(43)	(42)	(127)	(125)
Investment income credited to contract holders	27	26	82	79
Income tax excluding tax on investment gains and losses, net	5	3	14	8
Life insurance segment profit (loss)	$11	$(5)	$22	$(9)

                                             CINF 3Q22 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,750	$984	$502	$121	$143
Unearned premiums change	59	44	(71)	4	82
Earned premiums	$1,809	$1,028	$431	$125	$225

Underwriting profit (loss)	$(66)	$11	$(18)	$9	$(68)

(Dollars in millions)	Nine months ended September 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,613	$3,152	$1,386	$380	$695
Unearned premiums change	(489)	(168)	(140)	(19)	(162)
Earned premiums	$5,124	$2,984	$1,246	$361	$533

Underwriting profit (loss)	$47	$25	$(2)	$44	$(20)

(Dollars in millions)	Three months ended September 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,538	$895	$435	$104	$104
Unearned premiums change	58	35	(47)	1	69
Earned premiums	$1,596	$930	$388	$105	$173

Underwriting profit (loss)	$121	$182	$(10)	$7	$(58)

(Dollars in millions)	Nine months ended September 30, 2021
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$4,945	$2,891	$1,212	$318	$524
Unearned premiums change	(360)	(164)	(66)	(29)	(101)
Earned premiums	$4,585	$2,727	$1,146	$289	$423

Underwriting profit (loss)	$475	$457	$16	$25	$(23)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q22 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Value creation ratio:
End of period book value*	$60.01	$73.49	$60.01	$73.49
Less beginning of period book value	66.30	73.57	81.72	67.04
Change in book value	(6.29)	(0.08)	(21.71)	6.45
Dividend declared to shareholders	0.69	0.63	2.07	1.89
Total value creation	$(5.60)	$0.55	$(19.64)	$8.34

Value creation ratio from change in book value**	(9.4)%	(0.1)%	(26.5)%	9.6%
Value creation ratio from dividends declared to shareholders***	1.0	0.8	2.5	2.8
Value creation ratio	(8.4)%	0.7%	(24.0)%	12.4%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q22 Release 17